Exhibit 3.135
Chicago Health System ACO, LLC_B_09

Form LLC-5.5	Illinois
October 2010	Limited Liability Company		File # 03640639
Secretary of State Department of Business Services Limited Liability of Division 501 S Second St, RM 351 Springfield, IL 62756 217-524-8006 www,cyberdriveillinois.com	Articles of Organization		This space for use by Secretary of State
	Submit in Duplicate		FILED AUG 17 2011 JESSE WHITE SECRETARY OF STATE
Type or print clearly.
Payment must be made by certified check, cashiers check, or Illinois attorney's check, C.P.A's check or money order payable to Secretary of State	_______________________________ This space for use by Secretary of State
Date: Filing Fee: $500 Approved: /s/LB

1. Limited Liability Company Name:	Chicago Health System ACO, LLC
The LCC name must contain the words Limited Liability company, LLC, L.L.C. or LLC and cannot contain the terms Corporation, Corp, Incorporated, Inc., Ltd., Co., Limited Partnership, or L.P.

2. Address of Principal Place of Business where records of the company will be kept: (P.O. Box alone or c/o is unacceptable.)
750 Pasquinelli Drive Suite 204, Westmont, Illinois, 60559

3. Articles of Organization affective on: (Check one)
☑ the filing date
☐ a later date (not to exceed 60 days after the filing date):
Month, Day, Year

4. Registered Agent's Name and Registered Office Address:

Registered Agent:	Steven	F.	Banghart
	First Name	Middle Initial	Last Name

Registered Office:	70 W. Madison St., Suite 350
(P.O. Box alone or c/o is unacceptable.)	Number	Street	Suite #

	Chicago	IL	60602
	City		Zip Code

5. Purpose(s) for which the Limited Liability Company is organized
The transaction of any or all lawful business for which Limited Liability companies may be organized under this Act.
(LLC's organized to provide professional services must list the address(es) from which those services will be rendered if different from Item 2. If more space is needed, use additional sheets of this size.)
The Company will provide a vehicle for clinical Integration and contracting, with the intention of establishing an
Accountable Care Organization through the establishment of a network of providers and developing and
Implementing care managed processes to deliver high quality, cost-effective, and coordinated care to patients enrollees of the Member and the ACO provider/suppliers.

6. Latest date, if any, upon which the company is to dissolve:
(Leave blank if duration is perpetual.)		Month, Day, Year

Exhibit 3.135
Chicago Health System ACO, LLC_B_09

LLC-5.5

7. (Optional) Other provisions for the regulation of the internal affairs of the Company: (if more space is needed, attach additional sheets of this size.)

8. The Limited Liability Company: (Check either a or b below.)
a. ☑ is managed by the manager(s) (List names and addresses.)
Debra Ryan, 750 Pasquinelli Drive Suite 204, Westmont, IL, 60559

b. ☐ has management vested in the member(s) (List names and addresses.)

9. Name and Address of Organizer(s):
I affirm, under penalties of perjury, having authority to sign, hereto, that those Articles of Organization are to the best of my knowledge and belief, true, correct, and complete.
Dated	August 17	,2011
	Month & Day	Year

1. /s/Steven F. Banghart		1.	70 W. Madison St., Suite 3500
Signature			Number Street

Steven F. Banghart			Chicago
Name (type or print)			City/Town

IL 60602
Name if a Corporation or other Entity, and Title of Signer			State Zip Code

2.		2.
Signature			Number Street

Name (type or print)			City/Town

Name if a Corporation or other Entity, and Title of signer			State Zip Code
Signatures must be in black ink on an original document, carbon copy, photocopy, or rubber stamp signatures may only be used on conformed copies.

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